EXHIBIT 5.1
WILSON SONSINI GOODRICH & ROSATI, P.C.
650 Page Mill Road
Palo Alto, California 94304-1050
Telephone:  (650) 493-9300
Facsimile:  (650)493-6811

                                 August 9, 2002

Trimble Navigation Limited
645 North Mary Ave.
Sunnyvale, CA  94088

    RE: REGISTRATION STATEMENT ON FORM S-8; 1988 EMPLOYEE STOCK PURCHASE PLAN AND 2002 STOCK PLAN

Ladies and Gentlemen:

     We have examined the registration statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about August 12, 2002 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 200,000 shares of your common stock reserved for issuance under the 1988 Employee Stock Purchase Plan (the "ESPP") and 6,677,333 shares of your common stock reserved for issuance under the 2002 Stock Plan (the "Plan"). As legal counsel to Trimble Navigation Limited in connection with these transactions, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the issuance and sale of the shares of common stock to be issued under the ESPP and the Plan.

     It is our opinion that such shares of your common stock, as or when issued and sold in the manner described in the Registration Statement and sold in the manner referred to in the ESPP or the Plan, as the case may be, and pursuant to the agreements which accompany the ESPP or the Plan, as the case may be, are or will be legally and validly issued, fully paid, and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendments thereto.

                                Very truly yours,

                                 WILSON, SONSINI, GOODRICH & ROSATI
                                 Professional Corporation

                                 /s/ Wilson Sonsini Goodrich & Rosati, P.C.